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                                                                     EXHIBIT 5.1

            [PORTER & HEDGES, L.L.P. LETTERHEAD]


                                                                March 14, 1997


Gundle Environmental Systems, Inc.
19103 Gundle Road
Houston, Texas 77073

Ladies and Gentlemen:

         We have acted as counsel to Gundle Environmental Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 100,000 shares (the "Shares") of the Company's common stock, par value $.01 per share. The Shares are to be offered upon the terms and subject to the conditions set forth in the Gundle Environmental Systems, Inc. 1996 Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan").

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that the Shares have been duly and validly authorized and will, on issuance and delivery as contemplated in the Plan, be validly issued, fully paid and nonassessable shares of the Company's capital stock.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ PORTER & HEDGES, L.L.P.

                                               PORTER & HEDGES, L.L.P.